UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
November 26, 2008

Wynn Resorts, Limited
(Exact Name of Registrant as specified in Charter)

Nevada	000-50028	46-0484987
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3131 Las Vegas Boulevard South
Las Vegas, Nevada 89109
(Address of principal executive offices) (Zip Code)

(702) 770-7555
(Registrant’s telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

As reported in a Current Report on Form 8-K filed by Wynn Resorts, Limited (the “Company”) on November 13, 2008, on November 13, 2008 the Company entered into an amendment (“Amendment No. 2”) to its Credit Agreement, dated as of June 21, 2007 (as amended, the “Credit Agreement”), among the Company, Deutsche Bank Trust Company Americas, as administrative agent, each lender from time to time party to the Credit Agreement and each of the other banks, financial institutions and other entities from time to time party to the Credit Agreement. As a result of Amendment No. 2, the Company is permitted from time to time to purchase loans outstanding under the Credit Agreement.

Pursuant to Amendment No. 2, on November 26, 2008, the Company purchased $625 million of loans under the Credit Agreement at a discounted price of 95.375%, resulting in the retirement of $625 million of principal for a payment of $596 million. The total amount purchased includes the $198.25 million of loans under the Credit Agreement that had been held by Mr. Stephen A. Wynn, Chairman of the Board of Directors and Chief Executive Officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  December 2, 2008

WYNN RESORTS, LIMITED

By:	/s/ Kim Sinatra
Kim Sinatra
Senior Vice President, General
Counsel and Secretary